Exhibit 99.1

SANCHEZ ENERGY CORPORATION

ADOPTS RIGHTS PLAN TO PROTECT NET OPERATING LOSS CARRYFORWARDS

HOUSTON, TEXAS July 28, 2015 — Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy” or the “Company”) announced today that its Board of Directors (the “Board”) has adopted a net operating loss carryforwards (“NOLs”) rights plan (the “Rights Plan”) in an effort to prevent the imposition of significant limitations under Section 382 of the Internal Revenue Code on its ability to utilize its current NOLs to reduce its future tax liabilities.

The Company had federal NOLs totaling approximately $645.1 million as of March 31, 2015. The Company’s use of its NOLs could be substantially limited if the Company experiences an “ownership change” (as defined in Section 382 of the Internal Revenue Code). In general, an ownership change occurs if there is a cumulative change in a company’s ownership by “5% percent shareholders” (as defined in Section 382 of the Internal Revenue Code) that increases by more than 50 percentage points over the lowest percentage owned by such stockholders at any time during the prior three years on a rolling basis. The Company noted that the Rights Plan is designed to serve the interests of all stockholders by preserving the availability of its NOLs and is similar to plans adopted by other companies with significant NOLs.

Said Tony Sanchez, III, President and Chief Executive Officer of Sanchez Energy “the Board took this prudent step of adopting the Rights Plan to protect the Company’s NOLs.  The Rights Plan, which is consistent with actions taken by other companies with sizable NOLs, has been structured and approved by the Board solely to protect the Company’s ability to use its NOLs to offset future tax liabilities. The plan has a limited life and is not intended for defensive or anti-takeover purposes.”

Pursuant to the Rights Plan, one right will be distributed to stockholders of the Company for each share of Company common stock owned of record by them as of the close of business on August 7, 2015.  Initially, these rights will not be exercisable and will trade with the shares of Company common stock.  If the rights become exercisable, each right will initially entitle stockholders to buy one one-thousandth of a share of a newly created series of preferred stock at an exercise price of $32.00 per right.  While the Rights Plan is in effect, any person or group that acquires beneficial ownership of 4.9% or more of the Company’s outstanding common stock (such person, an “Acquiring Person”) without approval from the Board would be subject to significant dilution in their ownership interest in the Company. In such an event, each right will entitle its holder to buy, at the exercise price, common stock of the Company having a value of two times the exercise price of the right and the rights held by such acquiring person will become void. The Rights Plan also gives discretion to the Board to determine that someone is an Acquiring Person even if they do not own 4.9% or more of the Company’s outstanding common stock but do own 4.9% or more in value of the Company’s outstanding stock, as determined pursuant to Section 382 of the Internal Revenue Code and the regulations promulgated thereunder. Stockholders who currently own 4.9% or more of the Company’s outstanding common stock will not trigger the Rights Plan unless they acquire additional shares, and such stockholders may be able to acquire additional shares pursuant to certain exceptions set forth in the Rights Plan designed to protect the availability of the NOLs. In addition, the Board has established procedures to consider requests to exempt certain acquisitions of the Company’s securities from the Rights Plan if the Board determines that doing so would not limit or impair the availability of the NOLs or is otherwise in the best interests of the Company.  The Board may redeem the rights for $0.01 per right at any time before any person or group triggers the Rights Plan.  The distribution of the rights is not a taxable event for stockholders of the Company and will not affect the Company’s financial condition or results of operations (including earnings per share).

The rights issued under the Rights Plan will expire on the earliest of (i) 5:00 p.m., New York City time, on July 27, 2018, (ii) the time at which the rights are redeemed or exchanged under the Rights Plan or (iii) the time at which the Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Internal Revenue Code.

Additional details about the Rights Plan will be contained in a Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About Sanchez Energy Corporation

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional resources in the onshore U.S. Gulf Coast with a current focus on the Eagle Ford Shale in South Texas, where the Company has assembled approximately 231,000 net acres, and the Tuscaloosa Marine Shale.  For more information about Sanchez Energy Corporation, please visit our website (www.sanchezenergycorp.com).

Forward Looking Statements

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include, but are not limited to, economic conditions and other factors as further described in Sanchez Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015. No representation or warranty is made as to future performance. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the SEC. Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results. Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company contact:

G. Gleeson Van Riet

Chief Financial Officer

Sanchez Energy Corporation

713-783-8000

Jaime Brito

Senior Vice President, Investor Relations

Sanchez Energy Corporation

713-783-8000